UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 3, 2008

OPTIO SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Georgia	001-15529	58-1435435
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3015 Windward Plaza, Windward Fairways II, Alpharetta, Georgia 30005

(Address of principal office)

Registrant’s telephone number, including area code: (770) 576-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 3, 2008, Optio Software, Inc. (“Optio”) filed a current report on Form 8-K to file a press release announcing that it had entered into a definitive Agreement and Plan of Merger as of March 3, 2008 (“Merger Agreement”) with Bottomline Technologies (de), Inc. (“Bottomline”).  This Amendment No. 1 to that Form 8-K is being filed to supplement such filing by providing a copy, as well as a brief description, of the Merger Agreement and a voting agreement entered into in connection with the Merger Agreement (the “Voting Agreement”).  Copies of the Merger Agreement and Voting Agreement are attached as exhibits to this Form 8-K/A.

The Merger Agreement provides for a one-step merger transaction whereby Olive Acquistion Corp., a wholly-owned subsidiary of Bottomline (“Merger Sub”), will merge with and into Optio, and Optio will become a wholly-owned subsidiary of Bottomline.  If the merger is completed, Optio shareholders will receive $1.85 in cash, without interest and less any applicable withholding tax, for each share of Optio common stock owned by them as of the date of the merger.  All Optio outstanding stock options will fully vest upon the effectiveness of the merger, and each holder of an unexercised option will receive a cash payment equal to the amount, if any, by which the merger consideration of $1.85 per share, exceeds the exercise price of such option multiplied by the number of shares subject to such option.

The Merger Agreement was unanimously approved by the boards of directors of Optio, Bottomline and Merger Sub.  Completion of the proposed merger is subject to certain conditions, including approval of the merger by the shareholders of Optio.  Optio, Bottomline and Merger Sub have each made customary representations and warranties and covenants in the Merger Agreement.  Pursuant to the terms of the Merger Agreement, except in specified circumstances, Optio may not solicit, enter into discussions regarding, or provide information or assistance in connection with, competing transactions.

The Merger Agreement specifies the termination rights of the parties and sets forth the circumstances under which, in connection with termination of the Merger Agreement, Optio may be required to pay Bottomline a termination fee of $1.5 million.  The merger is expected to close in Bottomline’s fiscal 2008 fourth quarter. Other than the Merger Agreement, there is no material relationship between Optio and Bottomline or Merger Sub.

In connection with the Merger Agreement, C. Wayne Cape, Donald H. French and Trinad Capital Master Fund, Ltd. (the “Covered Shareholders”) have agreed to, and granted Bottomline an irrevocable proxy to, vote their shares of Optio common stock in favor of the approval of the Merger Agreement and against any competing transaction pursuant to the Voting Agreement entered into as of March 3, 2008 by and among the Covered Shareholders, Bottomline and Optio.  Messrs. Cape and Jay A. Wolf, who is affiliated with Trinad Capital Master Fund Ltd., are members of the board of directors of Optio, and Mr. Cape is also President and Chief Executive Officer of Optio.  Jay A. Wolf is a portfolio manager and managing director of Trinad Management, LLC, the investment manager of Trinad Capital Master Fund, Ltd., and a managing director of Trinad Advisors II, LLC, the general partner of Trinad Capital LP, a principal stockholder of Trinad Capital Master Fund, Ltd.  Mr. French is an executive officer of Optio.

The Voting Agreement will also cover shares that the Covered Shareholders acquire after the date of the Voting Agreement, but in no event will the Voting Agreement be applicable to more than 40% of the Optio common stock outstanding on the record date.  As of March 3, 2008, the Covered Shareholders beneficially owned, in the aggregate, 8,612,775 shares of Optio common stock, or approximately 39% of Optio’s outstanding shares of common stock as of such date.

You are encouraged to read the Merger Agreement and the Voting Agreement for a more complete understanding of the transaction.  The foregoing descriptions of these agreements are not complete and are qualified in their entirety by reference to the full text of such agreements which are attached as exhibits to this report.

Safe Harbor for Forward-Looking Statements
Statements in this report regarding the proposed transaction between Bottomline and Optio, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, plans to integrate Optio with Bottomline and future opportunities for the combined company and any other statements about Bottomline or Optio’s future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the transaction; the ability to obtain approval of the transaction by Optio’s shareholders; the ability of Bottomline to successfully integrate Optio’s technology, operations and employees; the ability to realize anticipated synergies and cost savings; and the other factors described in Bottomline’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and its most recent quarterly report filed with the SEC and in Optio’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007 and its most recent quarterly report filed with the SEC. Optio and Bottomline disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof.

Important Additional Information Will Be Filed With The SEC
Optio plans to file with the Securities and Exchange Commission, or the SEC, and mail to its stockholders a Proxy Statement in connection with the transaction.  The Proxy Statement will contain important information about Bottomline, Optio, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Bottomline and Optio through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Optio by contacting Caroline Bembry at (770) 576-3525.

Bottomline and Optio, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement.  Information regarding Bottomline’s directors and executive officers is contained in Bottomline’s Form 10-K for the fiscal year ended June 30, 2007 and its proxy statement dated October 15, 2007.  Information regarding Optio’s directors and executive officers is contained in Optio’s Form 10-K for the fiscal year ended January 31, 2007 and its proxy statement dated June 1, 2007, which are filed with the SEC.  As of March 3, 2008, Optio’s directors and executive officers beneficially owned approximately 14.1 million shares, or 57%, of Optio’s common stock.  In addition, since Optio’s June 1, 2007 proxy statement, executive officers of Optio entered into change of control agreements or amended existing change of control agreements and were awarded cash bonuses and immediate vesting of options upon a change in control, and executive officers and directors of Optio were awarded options to purchase a total of 230,000 shares of Optio common stock.  A more complete description will be available in the Proxy Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Number	Exhibit

2.1*	Agreement and Plan of Merger, dated as of March 3, 2008, by and among Bottomline Technologies (de), Inc., Olive Acquisition Corp. and Optio Software, Inc.

2.2	Voting Agreement, dated as of March 3, 2008, by and among Bottomline Technologies (de), Inc., Optio Software, Inc. and the Stockholders listed on the signature pages thereto.

99.1**	Press Release issued by Optio Software, Inc. dated March 3, 2008.

*The schedules to this agreement have been omitted from this filing. The Company will furnish copies of any such schedules to the SEC upon request.

**Incorporated by reference to Exhibit No 99.1 filed with Optio’s current report on Form 8-K filed March 3, 2008.  Neither the information in Section 7.01 of the March 3, 2008 Form 8-K nor the information in the press release shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2008	OPTIO SOFTWARE, INC.

	By:	/s/ C. Wayne Cape
C. Wayne Cape
President and Chief Executive Officer